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                                                                       EXHIBIT G


                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

     This First Amendment (the "Amendment") to the Registration Rights Agreement dated as of February 17, 2000 (the "Registration Rights Agreement"), by and between Brigham Exploration Company, a Delaware corporation (the "Company"), and Shell Capital Inc. (the "Purchaser"), is effective as of October 31, 2000. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

                                    RECITALS

     WHEREAS, the Company and the Purchaser desire to amend the Registration Rights Agreement in the manner set forth in this Amendment.

     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

     1. The second recitals paragraph of the Registration Rights Agreement shall be amended and restated in its entirety to read as follows:

     "WHEREAS, the Company has agreed to issue certain capital stock of the Company ("Common Stock") in connection with the exercise of certain equity conversion rights pursuant to that certain Equity Conversion Agreement of even date herewith among the Company, Purchaser and BOG (the "Equity Conversion Agreement") and in connection with Warrants issued pursuant to those certain Warrant Agreements dated as of February 17, 2000 and October 31, 2000, in each case between the Company and the Purchaser (the "Warrants")."

     2. As amended hereby, the Registration Rights Agreement is hereby specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective for all purposes as of October 31, 2000.

                                       BRIGHAM EXPLORATION COMPANY

                                       By: /s/ CURTIS F. HARRELL
                                           --------------------------
                                       Name:  Curtis F. Harrell
                                       Title: Chief Financial Officer

                                       SHELL CAPITAL INC.

                                       By: /s/ ROBERT L. ROBERTS
                                           --------------------------
                                       Name:  Robert L. Roberts
                                       Title: Vice-President